EXHIBIT 10.1

ASSIGNMENT AND NOVATION AGREEMENT

THIS AGREEMENT dated as of the _12th _ day of May, 2017 (the “Effective Date”).

AMONG:

TORO PACIFIC MANAGEMENT INC., a corporation existing under the laws of the Province of British Columbia

(hereinafter referred to as the “Transferor”)

– and –

DEPLOY TECHNOLOGIES INC., a corporation existing under the laws of the State of Nevada

(hereinafter referred to as the “Transferee”)

– and –

NEVADA MEDICAL GROUP LLC, a corporation existing under the laws of the State of Nevada

(hereinafter referred to as “BaM”)

– and –

ROBERT HASMAN, an individual

(hereinafter referred to as “Mr. Hasman” and together with BaM, hereinafter referred to as the “Obligee”)

WHEREAS the Transferor and the Obligee are the original parties to a letter agreement dated as of May ◆, 2017, hereinafter called the “Subject Agreement”;

AND WHEREAS pursuant to section 22.1 of the Subject Agreement, the Transferor is entitled to transfer its rights and obligations under the Subject Agreement to the Transferee provided that the Transferor agrees to assume and be bound by such obligations;

AND WHEREAS the Transferee has agreed to assume all of the Transferor’s, rights, duties, liabilities and obligations under the Subject Agreement;

AND WHEREAS the Obligee is willing to consent to such assignment and novation of the Subject Agreement and to recognize and accept the Transferee as a party to the Subject Agreement, in the place and stead of the Transferor;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the respective covenants and agreements of the parties hereto, hereinafter set forth and contained, the parties hereto covenant and agree with one another as follows:

1.	RULES OF INTERPRETATION

Capitalized terms used but not otherwise defined in this Agreement will have the meanings given to them in the Subject Agreement.

2.	ASSIGNMENT BY TRANSFEROR

The Transferor hereby assigns, transfers, sets over and conveys unto the Transferee, from and after the Effective Date, all of its right, title, estate and interest in and to the Subject Agreement and all rights, benefits, privileges and advantages of the Transferor to be derived therefrom, to have and to hold the same unto the Transferee for its sole use and benefit absolutely in the same manner and to the same extent as if the Transferee had been originally named as a party thereto in the place and stead of the Transferor.

3.	TRANSFEREE ACCEPTS ASSIGNMENT

The Transferee hereby accepts the within assignment and novation of the Subject Agreement and covenants and agrees with the Transferor and the Obligee that from and after the Effective Date it shall at all times be bound by and observe, perform and fulfill each and every covenant, agreement, term, condition, obligation and stipulation on the part of the Transferor in the Subject Agreement, reserved and contained, as if the Transferee had been originally named as a party thereto in the place and stead of the Transferor.

4.	OBLIGEE CONSENT

The Obligee, by its execution hereof, does hereby:

(a)	consent to the within assignment and novation and accepts the Transferee as a party to the Subject Agreement as of and from the Effective Date in the same manner and to the same extent as if the Transferee were, and had originally been on and as of the date hereof, a party to the Subject Agreement;

(b)	covenant and agree that from and after the Effective Date, the Transferee shall be entitled to hold and enforce all of the privileges, rights and benefits of the Transferor under the Subject Agreement and the Subject Agreement shall continue in full force and effect with the Transferee substituted as a party thereto in the place and stead of the Transferor; and

(c)	release and discharge the Transferor of and from the observance and performance of the covenants, agreements and obligations to be observed and performed under the Subject Agreement from and after the Effective Date; to the same extent as if the Subject Agreement had been wholly terminated in relation thereto by the mutual agreement of the Obligee and the Transferor, provided however, that nothing herein contained shall be construed as a release of the Transferor from any obligation or liability under the Subject Agreement which obligation or liability accrued prior to the Effective Date.

(d)	covenant and agree that the Transferee shall have no obligation or liability for any claims, actions, suits, costs, losses, charges, damages and expenses arising out of, or in relation to the Subject Agreement in respect of any matter occurring or obligation accruing prior to, but not including, the Effective Date.

5.	REPRESENTATIONS AND WARRANTIES

(a)	On the Effective Date:

(i)	the Transferee hereby: (1) represents and warrants that it has the power and authority to accept the assignment and novation of the Subject Agreement and to execute this Agreement; and (2) agrees to be bound by the terms of this Agreement and the Subject Agreement and to perform all of the obligations hereunder and thereunder in accordance with the terms hereof and thereof on and from the Effective Date.

(ii)	the Obligee hereby: (1) represents and warrants that it has the power and authority to effect the assignment and novation of the Subject Agreement and to execute this Agreement; (2) confirms that no default on the part of Transferor or other event has occurred and is continuing as of the date of execution of this Agreement that would give the Obligee the right to terminate the Subject Agreement; and (3) agrees to be bound by the terms of this Agreement and the Subject Agreement and to perform all of the obligations hereunder and thereunder in accordance with the terms hereof and thereof on and from the Effective Date.

(iii)	the Transferor hereby represents and warrants that it has the power and authority to effect the assignment and novation of the Subject Agreement and to execute this Agreement.

(b)	Each of the Obligee and Transferee represents for itself to the other as of the date that it enters into this Agreement that it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice) of entering into this Agreement, and understands and accepts the terms and conditions and risks of this Agreement.

6.	ASSIGNMENT FEE

Subject to the approval of the Canadian Securities Exchange (the “CSE”), in connection with the assignment to the Transferee, the Transferee agrees to issue to the Transferor 1,000,000 shares in the capital of the Transferee at a deemed price of $◆ per share (the “Assignment Fee”) representing the reasonable value of the services rendered, work performed and expenses incurred by the Transferor in connection with the Subject Agreement and the Transaction. The Transferor acknowledges and agrees that the Assignment Fee is subject to the successful completion of the Acquisition and further agrees and acknowledges that any shares issued pursuant to the Assignment Fee may be subject to escrow or other restrictions imposed by the CSE or other applicable securities laws.

7.	FURTHER ASSURANCES

The parties hereto shall, from time to time and at all times hereafter, but without further consideration, do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and conditions of this Agreement.

8.	HEADINGS

The headings of the Articles and Clauses hereto are inserted for convenience of reference only and shall not be used in any way in interpreting any provision hereof.

9.	NOTICES

All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by facsimile transmission to the parties at the following addresses (or at such other address for a party as will be specified by like notice); provided that notice of a change of address will be effective only upon receipt thereof):

to the Transferor at:

Toro Pacific Management.

3071 Spencer Court

West Vancouver, BC V7V 3C5

Attention: Leonard Clough

Email: lmc74@me.com

to the Transferee at:

Deploy Technologies Inc.

19011 – 1153 56th Street

Delta, BC V4L 2A2

Attention:    ◆

Email:            ◆

to the Obligee at:

Nevada Medical Group LLC

204 – 4785 S. Durango Drive

Las Vegas, Nevada 89714

Attention: Robert Hasman

Email: ◆

with a copy (which shall not constitute notice) to:

McMillan LLP

1500 Royal Centre

1055 West Georgia Street

Vancouver, BC V6E 4N7

Attention: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

10.	TIME IS OF the ESSENCE

Time will be of the essence in this Agreement.

11.	AMENDMENTS

No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

12.	GOVERNING LAW

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia and the laws of Canada applicable therein (excluding any conflict of laws rule or principle, which might refer such construction to the laws of another jurisdiction).

13.	ENUREMENT

This Agreement will be binding upon and enure to the benefit of each party hereto and its respective heirs, executors, successors and permitted assigns.

14.	COUNTERPART EXECUTION

This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each of the parties hereto, all counterparts together shall constitute one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

TORO PACIFIC MANAGEMENT INC.

Per	/s/ Leonard Clough
Name:
Title:

DEPLOY TECHNOLGIES INC.

Per	/s/ Darren Tindale
Name:
Title:

NEVADA MEDICAL GROUP LLC

Per	/s/ Robert Hasman
Name:
Title:

Signed, Sealed and Delivered by	)
ROBERT HASMAN in the presence of:	)
)
)
/s/ Richard Orosul	)	/s/ Robert Hasman
Witness (Signature))		ROBERT HASMAN
)
Richard Orosul	)
Name (please print))